Exhibit 2.2

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

STARTENGINE COLLECTIBLES FUND I LLC

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF STARTENGINE COLLECTIBLES FUND I LLC

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF STARTENGINE COLLECTIBLES FUND I LLC (this "Agreement") is entered into this 25th day of October, 2021 between StartEngine Assets LLC, a Delaware limited liability company (the "Administrative Manager" and the "Managing Member"), and the Asset Manager, which shall be StartEngine Assets LLC, unless another party is an Asset Manager appointed by the Managing Member for a series and such party becomes a party hereto through an executed joinder agreement substantially in the form set forth in Exhibit A hereto. This Agreement was amended by the Administrative Manager pursuant to Section 12.01(g) and supersedes and replaces the original operating agreement of the Company dated January 5, 2021, as amended on May 21, 2021 and September 28, 2021.

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF STARTENGINE COLLECTIBLES FUND I LLC (this “Agreement”) is entered into this 28th day of September, 2021 between StartEngine Assets LLC, a Delaware limited liability company (the “Administrative Manager” and the “Managing Member”), and each Asset Manager who becomes a party hereto through an executed joinder agreement substantially in the form set forth in Exhibit A hereto. This Agreement was amended by the Administrative Manager pursuant to Section 12.01(g) and supersedes and replaces the original operating agreement of the Company dated January 5, 2021, and the amended operating agreement dated May 21, 2021.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in Section 1.01.

RECITALS

A. The Company was formed as a series limited liability company under Section 18-215 of the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on October 14, 2020.

B. The Managing Member desires to conduct its current and future business through the Company or through the Series.

AGREEMENT

NOW THEREFORE, the limited liability company agreement of the Company is hereby adopted to read in its entirety as follows:

ARTICLE I - DEFINITIONS

Section 1.01            Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Abort Costs” means all fees, costs and expenses incurred in connection with any specific Series or Series proposal pursued by the Company and the Managing Member that is ultimately not effectuated or incurred by any related Asset Manager or by a person in contemplation of such person being named an Asset Manager in connection with such Series or Series proposal.

“Additional Economic Member” means a Person admitted as an Economic Member and associated with a Series in accordance with Article III as a result of an issuance of Shares of such Series to such Person by the Company.

“Administrative Manager” means the Person or Persons, if any, appointed, employed or contracted with by the Company and responsible for directing or performing the day-to-day business affairs of the Company and, unless otherwise indicated in a Series Designation, for each Series, including any Person to whom such Administrative Manager subcontracts substantially all of such functions, which shall initially be StartEngine Assets LLC, appointed as such pursuant to Section 5.02.

“Advisory Board” has the meaning assigned to such term in Section 5.05(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning assigned to such term in the preamble.

“Allocation Policy” means the allocation policy of the Company adopted by the Managing Member in accordance with Section 5.02.

“Asset Base” has the meaning assigned to such term in Section 5.03(b)(ii)(B).

“Asset Base Date” for each Series shall be the asset base date indicated in the Series Designation; however, in the absence of such a designation shall be the end of the fiscal year for the year following such Series’ Initial Date.

“Asset Manager” means the Person or Persons, if any, appointed, employed or contracted with by the Company and responsible for directing or performing the day-to-day business affairs of a Series and as appointed in the respective Series Designation, including any Person to whom such Assets Manager subcontracts substantially all of such functions. The Asset Manager will not be a Member of the Company or of a Series as a result of acting in the capacity as Asset Manager hereunder.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are authorized or required to close.

“Capital Contribution” means with respect to any Member, the amount of cash and the initial Gross Asset Value of any other property contributed or deemed contributed to the capital of a Series by or on behalf of such Member, reduced by the amount of any liability assumed by such Series relating to such property and any liability to which such property is subject.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as referenced in Section 2.9, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Company” means StartEngine Collectibles Fund I LLC, a Delaware series limited liability company, and any successors thereto.

“Conflict of Interest” means any matter that the Managing Member believes may involve a conflict of interest that is not otherwise addressed by the Allocation Policy or (ii) any transaction that is deemed to be a Principal Transaction.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18 101, et seq.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq.

“Economic Member” means together, the Investor Members, Additional Economic Members (including any Person who receives Shares in connection with any goods or services provided to a Series (including in respect of the sale of a Series Asset to that Series)) and their successors and assigns admitted as Additional Economic Members and Substitute Economic Members, in each case who is admitted as a Member of such Series, but shall exclude the Managing Member in its capacity as a Managing Member. For the avoidance of doubt, any of the Managing Member, the Administrative Manager, the Asset Manager or their respective Affiliates shall be an Economic Member to the extent it purchases Shares in a Series.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Free Cash Flow” means the amount, for each Series, in each calendar year, that the Free Cash Flow is in excess any Preferred Return (and any Preferred Return that accrued with respect to a prior calendar year but has not yet been distributed).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses and Liabilities” has the meaning assigned to such term in Section 5.06(a).

“Free Cash Flow” means any available cash for distribution generated from the net income received by a Series (before accounting for the Service Fee), as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series), (ii) any amortization to the relevant Series Assets (as shown on the income statement of such Series), (iii) any depreciation to the relevant Series Assets (as shown on the income statement of such Series), (iv) any other non-cash Operating Expenses, and (v) any amounts that were previously retained as Reserves that, during such period, the Managing Member determines, in its reasonable discretion, are no longer needed by the Company less (a) any capital expenditures made (or intended to be made by the Managing Member), (b) any other liabilities or obligations of the Series, in each case to the extent not already paid or provided for, (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.03, and (d) any amounts that, during such period, the Managing Member determines, in its reasonable discretion are necessary or appropriate to create or increase Reserves for actual and anticipated expenses and liabilities of the Company.

“Form of Adherence” means, in respect of an Initial Offering or Subsequent Offering, a subscription agreement or other agreement substantially in the form appended to the Offering Document pursuant to which an Investor Member or Additional Economic Member agrees to adhere to the terms of this Agreement or, in respect of a Transfer, a form of adherence or instrument of Transfer, each in a form satisfactory to the Managing Member from time to time, pursuant to which a Substitute Economic Member agrees to adhere to the terms of this Agreement.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Grandfathered Series” means the following Series: Series Wine #2020PAVIE, Series Wine #2020CHBL Series Wine #2020AUSO Series Wine #2020ANGE, Series Wine #2020CERT, and any additional Series defined as a Grandfathered Series in the Series Designation adopted by the Managing Member.

“Gross Asset Value” means, with respect to any asset contributed by an Economic Member to a Series, the gross fair market value of such asset as determined by the Administrative Manager in its good faith discretion.

“Independent Representative” means the Advisory Board, or in the absence of an Advisory Board or the independence of the Advisory Board, an independent representative appointed by the Managing Member to review and approve certain transactions involving a Conflict of Interest in order to protect the interests of the Company, each Series and the Members.

“Indemnified Person” means (a) any Person who is or was an Officer of the Company or any Series, (b) any Person with respect to the Company or any Series who is or was a Managing Member, Manager or Liquidator, together with their respective officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors, (c) any Person who is or was serving at the request of the Company on its or any Series behalf as an officer, director, member, manager, partner, fiduciary or trustee of another Person; provided, that, except to the extent otherwise set forth in a written agreement between such Person and the Company or a Series, a Person shall not be an Indemnified Person by reason of providing, on a fee for services basis, trustee, fiduciary, administrative or custodial services, (d) any member of the Advisory Board appointed by the Managing Member pursuant to Section 5.05, and (e) any Person the Managing Member designates as an Indemnified Person for purposes of this Agreement.

“Initial Date” means the date of the initial closing of the Initial Offering of any Series.

“Initial Member” or “Initial Members” means the Person or Persons identified in the Series Designation of any Series as the Initial Member[s] associated therewith.

“Initial Offering” means the first offering or private placement and issuance of Shares of any Series.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Members” mean those Persons who acquire Shares in the Initial Offering or Subsequent Offering and their successors and assigns admitted as Additional Economic Members. For avoidance of doubt, a Manager would be an Investor Member should such Manager acquire shares.

“Liquidator” means one or more Persons selected by the Managing Member to perform the functions described in Section 11.02 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Delaware Act.

“Management Agreement” means any agreement between the Company, a Series, the Managing Member, a Manager and the other parties named therein pursuant to which such Manager will direct or perform the day-to-day business affairs of the Managing Member as specified herein or in such Management Agreement.

“Managers” means the Administrative Manager and the Asset Manager and such other Person who enters into a Management Agreement; and “Manager” means each of such Managers.

“Managing Member” means, as the context requires, the Managing Member of the Company or the Managing Member of a Series.

“Market Price” means, with respect to the Shares of each Series on a particular date, the Original Issue Price until the NAV Date. Thereafter, the Market Price for each Series will be calculated as of the end of each annual period, beginning with the NAV Date, or such other period as determined by the Administrative Manager in its sole discretion, but no less frequently than annually, and will be adjusted as of January 1st of each year, or the first day of such other fiscal period as applicable (or as soon as commercially reasonable and announced by the Company thereafter), to the Company’s NAV for that Series at the end of the prior period divided by the number of Shares outstanding of that Series as of the end of the prior period, after giving effect to any share purchases, redemptions, contributions or distributions made through the end of the prior period and disclosed by the Company in either a pricing supplement filed by the Company with the SEC or on the Company’s website (NAV per share).

“Member” means each member of the Company or each member associated with a Series, including, unless the context otherwise requires, each Initial Member, each Managing Member, each Economic Member (as the context requires), each Substitute Economic Member and each Additional Economic Member.

“NAV” or net asset value for each Series shall be calculated by the Administrative Manager at the end of each annual period, or such other period as determined by the Administrative Manager in its sole discretion, but no less frequently than annually, beginning the last day of the calendar year of the year following the Initial Date (the “NAV Date”), unless another date is indicated in the Series Designation. The Administrative Manager shall calculate each Series’s NAV using a process that reflects, among other matters, (1) the estimated value of the Series Assets in each Series, as determined by the Investment Manager’s asset management team, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, if any, default rates, discount rates and loss severity rates, and (c) in certain instances reports of the Series Assets provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of the Company’s periodic distributions and (4) estimated accruals of the Company’s operating revenues and expenses, including any Reserves.

The Investment Manager may, in its discretion, retain an independent valuation expert to provide annual valuations of the Series Assets and investments, including related liabilities, to be set forth in individual appraisal reports of the Series Assets, and to update such reports if the Investment Manager, in its discretion, determines that a material event has occurred the may materially affect the value of the Company’s Series Assets and investments, including related liabilities.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act.

“Offering Document” means, with respect to any Series or the Shares of any Series, the prospectus, offering memorandum, offering circular, offering statement, offering circular supplement, private placement memorandum or other offering documents related to the Initial Offering or Subsequent Offering of such Shares, in the form approved by the Managing Member and, to the extent required by applicable law, approved or qualified, as applicable, by any applicable Governmental Entity, including without limitation the SEC.

“Offering and Formation Expenses” means in respect of each Series, the following fees, costs and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs and expenses allocable to the Company incurred in connection with formation of the Company or a Series and executing the Offering, consisting of underwriting (including broker or dealer fees), legal, accounting, escrow and compliance costs related to a specific offering.

“Officers” means any president, vice president, secretary, treasurer or other officer of the Company or any Series as the Manager may designate (which shall, in each case, constitute managers within the meaning of the Delaware Act).

“Operating Expenses” means in respect of each Series, the following third-party charges and out-of-pocket costs and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such third-party charges and out-of-pocket costs and expenses allocable to the Company:

(a)                forming and operating subsidiaries;

(b)                brokerage and sales fees and commissions;

(c)                the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of Series Assets;

(d)                meetings with or reporting to the Managing Member or relevant Asset Manager; however, any expenses related to travel and lodging must have the approval of the Managing Member;

(e)                any and all third-party charges and out-of-pocket costs and expenses incurred in connection with the management of the Series Assets of a Series, including import taxes, income taxes, storage (including property rental fees should the Managing Member and the relevant Asset Manager acting jointly decide to rent a property to store a number of Series Assets), security, valuation, custodial, marketing and utilization of the Series Asset;

(f)                 any third-party charges and out-of-pocket costs and expenses incurred in connection with preparing any reports and accounts of each Series of Shares, including any blue sky filings required in order for a Series of Share to be made available to investors in certain states and any annual audit of the accounts of such Series of Shares (if applicable) and any reports to be filed with the SEC including periodic reports on Forms 1-K, 1-SA and 1-U;

(g)                any and all insurance premiums or expenses, including directors and officer’s insurance covering an Indemnified Person;

(h)                any withholding or transfer taxes imposed as a result of any transaction in its investments or on its or the Company’s income or distributions;

(i)                 any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

(j)                 any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series, the Administrative Manager or the Asset Manager in connection with the affairs of the Company or a Series;

(k)                the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series;

(l)                 all custodial fees, costs and expenses in connection with the holding of a Series Asset or Shares;

(m)              any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a Series;

(n)                the cost of the audit of the Company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

(o)                the cost of any audit of a Series annual financial statements (if applicable), the third party charges, and out-of-pocket costs and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to Economic Members;

(p)                any indemnification payments to be made pursuant to Section 5.06;

(q)                the fees and expenses of the Company’s or a Series counsel in connection with advice directly relating to the Company’s or a Series’ legal affairs;

(r)                 the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Managing Member or any Manager in connection with the operations of the Company or a Series; and

(s)                any similar expenses that may be determined to be Operating Expenses, as determined by the Administrative Manager in its reasonable discretion.

“Operating Expenses Reimbursement Obligation(s)” has the meaning ascribed in Section 6.02(b)(iii).

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Administrative Manager.

“Original Issue Price” for each Series shall mean the Share price indicated in the Offering Document at the Initial Date for such Series.

“Outstanding” means all Shares that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Percentage Interest” means for each Series the percentage determined by dividing the number of Shares of an Economic Member by the sum of the Shares of all Economic Members.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Plan Member” means each Economic Member any of the assets of which are subject to any Plan Governing Law.

“Plan Governing Law” means any of (a) Title I of ERISA, (b) Code Section 4975 or (c) the provisions of any state, local, non-U.S. or other federal law or regulations applicable to an “employee benefit plan,” as defined in Section 3(3) of ERISA, that is not subject to Title I of ERISA (including non-U.S. employee benefit plans and government plans) that are similar to the provisions contained in Title I of ERISA and/or Code Section 4975, but only if the provisions of any such other law or regulation could reasonably be construed to provide that all or a portion of the assets of the Company could be deemed to constitute the assets of such employee benefit plan under such law or regulation by reason of the (direct or indirect) investment by such employee benefit plan in the Company.

“Preferred Return” means for each relevant period and each Grandfathered Series, an amount equal to a cumulative, non-compounded, preferred annual return based on the Preferred Return Rate on the aggregate Capital Contributions made by the Economic Members as of the last day of such period, determined by taking into account the dates on which all such Capital Contributions and distributions were made.

“Preferred Return Rate” means preferred return rate of each Grandfathered Series as specified in each Series Designation.

“Record Date” means the date established by the Administrative Manager for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members associated with any Series or entitled to exercise rights in respect of any lawful action of Members associated with any Series or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder or holder” means the Person in whose name such Shares are registered on the books of the Company as of the opening of business on a particular Business Day, as determined by the Administrative Manager in accordance with this Agreement.

“Reserves” means for each Series the funds set aside and held by such Series or any subsidiary in amounts determined by the Administrative Manager, to cover the payment of all current or future expenses, liabilities and obligations of such Series or any of its subsidiaries (whether for expense items, capital expenditures, improvements, retirement of indebtedness, operations, or otherwise, and including any fees payable by the Company under this Agreement) and contingencies, known or unknown, liquidated or unliquidated, including liabilities that may be incurred in litigation and Expenses and Liabilities pursuant to the indemnification provisions of this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” has the meaning assigned to such term in Section 3.03(a).

“Series Assets” means, at any particular time, all assets, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by a particular Series and owned or held by or for the account of such Series, whether owned or held by or for the account of such Series as of the date of the designation or establishment thereof or thereafter contributed to or acquired by such Series.

“Series Designation” has the meaning assigned to such term in Section 3.03(a).

“Service Fee” unless other specified in the Series Designation has the meaning assigned to such term in Section 5.02(b)(i).

“Share” means a share in a Series issued by the Company that evidences a Members rights, powers and duties with respect to the Company and such Series pursuant to this Agreement and the Delaware Act. For avoidance of doubt, no Shares will be issued to the Initial Members in their capacities as Initial Members.

“Share Designation” has the meaning ascribed in Section 3.03(f).

“Sourcing Fee” means the sourcing fee which is paid to the Administrative Manager at the closing of the Initial Offering of a Series as consideration for assisting in the sourcing of such Series Asset and as specified in each Series Designation, to the extent not waived by the Administrative Manager in its sole discretion.

“Subsequent Offering” means any further issuance of Shares in any Series, excluding any Initial Offering or Transfer.

“Substitute Economic Member” means a Person who is admitted as an Economic Member of the Company and associated with a Series pursuant to Section 4.01(b) as a result of a Transfer of Shares to such Person, and its successors and assigns admitted as Economic Members pursuant to Article III.

“Super Majority Vote” means, the affirmative vote of the holders of outstanding Shares of all Series representing at least two-thirds of the total votes that may be cast by all such outstanding Shares, voting together as a single class.

“Transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

Section 1.02            Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to paragraphs, Articles and Sections refer to paragraphs, Articles and Sections of this Agreement; (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation; (d) the words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (e) or has the inclusive meaning represented by the phrase and/or; (f) unless the context otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto; (g) references to any Person shall include all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives and administrators of such Person; and (h) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute or statutory provision, whenever before, on, or after the date of the Agreement, as well as any amendments, restatements or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II- ORGANIZATION

Section 2.01            Formation. The Company has been formed as a series limited liability company pursuant to Section 18-215 of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company and each Series shall be governed by the Delaware Act.

Section 2.02            Name. The name of the Company shall be StartEngine Collectibles Fund I LLC. The business of the Company and any Series may be conducted under any other name or names, as determined by the Administrative Manager. The Administrative Manager may change the name of the Company at any time and from time to time and shall notify the Asset Manager and Economic Members of such change in the next regular communication to the Asset Manager and Economic Members or by press release or the filing of a report with the SEC disclosing such change, as applicable.

Section 2.03            Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Administrative in its sole discretion, the registered office of the Company in the State of Delaware shall be as set forth in the Certificate of Formation, and the registered agent for service of process on the Company and each Series in the State of Delaware shall be as set forth in the Certificate of Formation. The principal office of the Company shall be located at 3900 W Alameda Ave., Suite 1200, Burbank, California 91505 or such other place as the Administrative Manager may from time to time designate by notice to the Economic Members associated with the applicable Series or by press release or the filing of a report with the SEC disclosing the location of such principal office. The Company and each Series may maintain offices at such other place or places within or outside the State of Delaware as the Administrative Manager determines to be necessary or appropriate. The Administrative Manager may change the registered office, registered agent or principal office of the Company or of any Series at any time and from time to time and shall notify the applicable Asset Manager and Economic Members of such change in the next regular communication to such Asset Manager and Economic Members or by press release or the filing of a report with the SEC, as applicable.

Section 2.04            Purpose. The purpose of the Company and, unless otherwise provided in the applicable Series Designation, each Series shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire, maintain and sell collectibles and other assets and, to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.05            Powers. The Company, each Series and, subject to the terms of this Agreement, the Managing Member shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in Section 2.04.

Section 2.06            Power of Attorney.

(a)             Each Economic Member hereby constitutes and appoints the Administrative Manager and, if a Liquidator shall have been selected pursuant to Section 11.02, the Liquidator, and each of their authorized officers and attorneys in fact, as the case may be, with full power of substitution, as his or her true and lawful agent and attorney in fact, with full power and authority in his or her name, place and stead, to:

(i)                 execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Administrative Manager, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property; (B) all certificates, documents and other instruments that the Administrative Manager, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments that the Administrative Manager or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation or termination of the Company or a Series pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal or substitution of any Member pursuant to, or in connection with other events described in, Article III or Article XI; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Shares of any Series issued pursuant to Section 3.03; (F) all certificates, documents and other instruments that the Administrative Manager or Liquidator determines to be necessary or appropriate to maintain the separate rights, assets, obligations and liabilities of each Series; and (G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company; and

(ii)                execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Administrative Manager or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by any of the Members hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement that establishes a percentage of the Members or of the Members of any Series required to take any action, the Administrative Manager, or the Liquidator, may exercise the power of attorney made in this Section 2.06(a) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such Series, as applicable.

Nothing contained in this Section 2.06 shall be construed as authorizing the Administrative Manager, or the Liquidator, to amend, change or modify this Agreement except in accordance with Article XII or as may be otherwise expressly provided for in this Agreement.

(b)            The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Economic Member and the transfer of all or any portion of such Economic Members Shares and shall extend to such Economic Members heirs, successors, assigns and personal representatives. Each such Economic Member hereby agrees to be bound by any representation made by any officer of the Administrative Manager, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Economic Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Administrative Manager, or the Liquidator, taken in good faith under such power of attorney in accordance with this Section 2.06. Each Economic Member shall execute and deliver to the Administrative Manager, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.07            Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.03. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article XI. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.08            Title to Assets. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific assets of the Company or applicable Series Assets. Title to any Series Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Series to which such asset was contributed or by which such asset was acquired, and none of the Company, any Member, Officer or other Series, individually or collectively, shall have any ownership interest in such Series Assets or any portion thereof. Title to any or all of the Series Assets may be held in the name of the relevant Series or one or more nominees, as the Asset Manager of the Company or applicable Series may determine. All Series Assets shall be recorded by the Asset Manager as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to such Series Assets is held.

Section 2.09           Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware, such filing being hereby confirmed, ratified and approved in all respects. The Administrative Manager shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property. To the extent that the Administrative Manager determines such action to be necessary or appropriate, the Administrative Manager shall, or shall direct the appropriate Officers, to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and if an Officer is so directed, such Officer shall be an authorized person of the Company and, unless otherwise provided in a Series Designation, each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

ARTICLE III- MEMBERS, SERIES AND SHARES

Section 3.01            Members.

(a)            Subject to Section 3.01(b), a Person shall be admitted as an Economic Member and Record Holder either as a result of an Initial Offering, Subsequent Offering, a Transfer or at such other time as determined by the Administrative Manager, and upon (i) agreeing to be bound by the terms of this Agreement by completing, signing and delivering to the Administrative Manager a completed Form of Adherence, which is then accepted by the Administrative Manager, (ii) the prior written consent of the Administrative Manager, and (iii) otherwise complying with the applicable provisions of Article III and Article IV.

(b)            The Administrative Manager may withhold its consent to the admission of any Person as an Economic Member for any reason, including when it determines in its reasonable discretion that such admission could: (i) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of Shares of any Series, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act (which limitations may be waived by the Administrative Manager in its sole discretion), (ii) could adversely affect the Company or a Series or subject the Company, a Series, the Managing Member, the Administrative Manager, any Asset Manager, or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, any Series, the Managing Member, the Administrative Manager, any Asset Manager or any of their respective Affiliates to any tax to which it would not otherwise be subject, (iii) cause the Company to be required to register as an investment company under the Investment Company Act, (iv) cause the Managing Member, the Administrative Manager, any Asset Manager or any of their Affiliates being required to register under the Investment Advisers Act, or (v) cause the assets of the Company or any Series to be treated as plan assets as defined in Section 3(42) of ERISA. A Person may become a Record Holder without the consent or approval of any of the Economic Members. A Person may not become a Member of a Series without acquiring a Share of such Series, other than the Managing Member and the Initial Members prior to the Initial Date.

(c)             The name and mailing address of each Member shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series. The Administrative Manager shall update the books and records of the Company and each Series from time to time as necessary to reflect accurately the information therein.

(d)             Except as otherwise provided in the Delaware Act and subject to Section 3.01(e) and Section 3.03 relating to each Series, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(e)             Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Series, and not of any other Series. In addition, the Members shall not be obligated personally for any such debt, obligation or liability of any Series solely by reason of being a Member.

(f)              Unless otherwise provided herein, and subject to Article XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign or redeem their Shares from the Company; provided that when a transferee of a Members Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a Member of the Company and the relevant Series with respect to the Shares so transferred and that. However, all Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with Section 11.03.

(g)             Except as may be otherwise agreed between the Company or a Series, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or a Series, including business interests and activities in direct competition with the Company or any Series. None of the Company, any Series or any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(h)             StartEngine Assets LLC is the Managing Member of the Company with effect from the date of the formation of the Company on October 14, 2020 and shall continue as the Managing Member of the Company until the earlier of (i) the dissolution of the Company pursuant to Section 11.01(a), or (ii) its removal or replacement pursuant to Section 4.03 or Article X. Except as otherwise set forth in the Series Designation, the Managing Member of each Series shall be StartEngine Assets LLC until the earlier of (i) the dissolution of the Series pursuant to Section 11.01(b) or (ii) its withdrawal or removal pursuant to Section 4.03 or Article X. Unless provided otherwise in this Agreement, the Shares held by the Managing Member, any Manager or any of their respective Affiliates shall be identical to those of an Economic Member and will not have any additional distribution, redemption, conversion or liquidation rights by virtue of their status as being held by the Managing Member, a Manager or an Affiliate thereof ; provided, that the Managing Member and any Manager shall have the rights, duties and obligations thereof as provided hereunder, regardless of whether the Managing Member or such Manager shall hold any Shares.

(i)              StartEngine Assets LLC has been appointed as the Administrative Manager of the Company with effect from the date of the formation of the Company on October 14, 2020 and each shall continue as the Administrative Manager of the Company until the earlier of (i) the dissolution of the Company pursuant to Section 11.01(a), or (ii) its withdrawal or removal pursuant to Section 5.03(c). Except as otherwise set forth in the Series Designation, the Administrative Manager of each Series shall be StartEngine Assets LLC until the earlier of (i) the dissolution of the Series pursuant to Section 11.01(b) or (ii) its withdrawal or removal pursuant to Section 5.03(c).

(j)              Unless another person is appointed as Asset Manager by the Managing Member and executes the joinder agreement in substantially the form set forth in Exhibit A hereto, the Asset Manager for each Series shall be StartEngine Assets LLC. Each Asset Manager shall continue as the Asset Manager of such Series, except as otherwise set forth in the Series Designation, until the earlier of (i) the dissolution of such Series pursuant to Section 11.01(b) or (ii) its withdrawal or removal pursuant to Section 5.03(c).

Section 3.02            Capital Contributions for each Series.

(a)             The minimum number of Shares a Member may acquire in each Series is one (1) Share or such higher or lesser amount as the Administrative Manager may determine from time to time and as specified in each Series Designation, as applicable. Persons acquiring Shares through an Initial Offering or Subsequent Offering shall make a Capital Contribution to the Company in an amount equal to the per share price determined in connection with such Initial Offering or Subsequent Offering and multiplied by the number of Shares acquired by such Person in such Initial Offering or Subsequent Offering, as applicable. Persons acquiring Shares in a manner other than through an Initial Offering or Subsequent Offering or pursuant to a Transfer shall make such Capital Contribution as shall be determined by the Administrative Manager in its sole discretion.

(b)             Except as expressly permitted by the Administrative Manager, in its sole discretion (i) initial and any additional Capital Contributions to the Company or Series as applicable, by any Member shall be payable in cash and (ii) initial and any additional Capital Contributions shall be payable in one installment and shall be paid prior to the date of the proposed acceptance by the Administrative Manager of a Person’s admission as a Member to a Series (or a Member’s application to acquire additional Shares) (or within five business days thereafter with the Administrative Manager’s approval). No Member shall be required to make an additional capital contribution to the Company or Series but may make an additional Capital Contribution to acquire additional Shares at such Member’s sole discretion.

(c)             Except to the extent expressly provided in this Agreement (including any Series Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company or any Series may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member holding any Shares of a Series shall have priority over any other Member holding Shares of the same Series either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company or any Series on any Capital Contributions; and (iv) no Economic Member, in its capacity as such, shall participate in the operation or management of the business of the Company or any Series, transact any business in the Company or any Series name or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member.

Section 3.03            Series of the Company.

(a)             Establishment of Series. Subject to the provisions of this Agreement, the Managing Member may, at any time and from time to time and in compliance with Section 3.03(c), cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares associated with any other Series, or the Members associated therewith. The terms and conditions for each Series established pursuant to this Section 3.03(a) shall be as set forth in this Agreement and the Series Designation, as applicable, for the Series. Upon approval of any Series Designation by the Managing Member, such Series Designation shall be attached to this Agreement as an Exhibit until such time as none of such Shares of such Series remain Outstanding.

(b)             Series Operation. Each of the Series shall operate to the extent practicable as if it were a separate limited liability company.

(c)             Series Designation. The Series Designation establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares of such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement) and (iii) designate or authorize the designation of specific Officers to be associated with such Series. A Series Designation (or any resolution of the Managing Member amending any Series Designation) shall be effective when a duly executed Series Designation is included by the Administrative Manager among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Shares of such Series shall be deemed to have been authorized in accordance with the provisions thereof). The Series Designation establishing a Series may set forth specific provisions governing the rights of such Series against a Member associated with such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such Series Designation). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

(d)            Assets and Liabilities Associated with a Series.

(i)                 Assets Associated with a Series. All consideration received by the Company for the issuance or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, shall, subject to the provisions of this Agreement, be held for the benefit of the Series or the Members associated with such Series, and not for the benefit of the Members associated with any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Series separately from any assets associated with any other Series. In the event that there are any assets in relation to the Company that, in the Administrative Manager’s reasonable judgment, are not readily associated with a particular Series, the Administrative Manager shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Administrative Manager deems fair and equitable, and in accordance with the Allocation Policy, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset associated with that Series. Each allocation by the Administrative Manager pursuant to the provisions of Section 3.03(d)(i) shall be conclusive and binding upon the Members associated with each and every Series. Separate and distinct records shall be maintained for each and every Series, and the Administrative Manager shall not commingle the assets of one Series with the assets of any other Series.

(ii)                Liabilities Associated with a Series. All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for or otherwise existing with respect to a particular Series shall be charged against the assets associated with that Series. In the event that there are any liabilities in relation to the Company that, in the Administrative Managers’ reasonable judgment, are not readily associated with a particular Series, the Administrative Manager shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Administrative Manager deems fair and equitable and in accordance with the Allocation Policy, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability associated with that Series. Each allocation by the Administrative Manager pursuant to the provisions of this Section 3.03(d)(ii) shall be conclusive and binding upon the Members associated with each and every Series. All liabilities associated with a Series shall be enforceable against the assets associated with that Series only, and not against the assets associated with the Company or any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with any Series prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily associated with a particular Series to, between or among one or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Administrative Manager has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-215(b) of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Shares in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member associated with a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member associated with such other Series or in a capacity other than as a Member or former Member).

(e)             Ownership of Series Assets. Title to and beneficial interest in Series Assets shall be deemed to be held and owned by the relevant Series and no Member or Members of such Series, individually or collectively, shall have any title to or beneficial interest in specific Series Assets or any portion thereof. Each Member of a Series irrevocably waives any right that it may have to maintain an action for partition with respect to its interest in the Company, any Series or any Series Assets. Any Series Assets may be held or registered in the name of the relevant Series, in the name of a nominee or as the Asset Manager may determine; provided, however, that Series Assets shall be recorded as the assets of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Assets is held. Any corporation, brokerage firm or transfer agent called upon to transfer any Series Assets to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Asset Manager or its agents without inquiry as to the authority of the person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(f)              Prohibition on Issuance of Preference Shares. No Shares shall entitle any Member to any preemptive, preferential or similar rights unless such preemptive, preferential or similar rights are set forth in the applicable Series Designation on or prior to the Initial Date of such Series (the designation of such preemptive, preferential or similar rights with respect to a Series in the Series Designation, the “Share Designation”).

(g)            Withdrawing Initial Members. Upon the Initial Closing of a Series, the Initial Members of that Series shall be automatically withdrawn as Members of the Series. At such time the Initial Members shall have no further right, interest or obligation of any kind whatsoever as Members of the Series.

Section 3.04            Authorization to Issue Shares.

(a)             The Company may issue Shares, and options, rights and warrants relating to Shares, for any Company or Series purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of the Economic Members. Each Share shall have the rights and be governed by the provisions set forth in this Agreement (including any Series Designation).

(b)            Unless otherwise provided in the applicable Series Designation, the Company is authorized to issue in respect of each Series an unlimited number of Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Shares in the Company and the related Series, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Series Designation).

Section 3.05            Voting Rights of Shares Generally. Unless otherwise provided in this Agreement or any Series Designation, (i) each Record Holder of Shares shall be entitled to one vote per Share for all matters submitted for the consent or approval of Members generally, (ii) all Record Holders of Shares (regardless of Series) shall vote together as a single class on all matters as to which all Record Holders of Shares are entitled to vote, (iii) Record Holders of a particular Series of Share shall be entitled to one vote per Share for all matters submitted for the consent or approval of the Members of such Series and (iv) none of the Managing Member, any Manager or any of their Affiliates shall not be entitled to vote in connection with any Shares they hold and no such Shares shall be deemed Outstanding for purposes of any such vote.

Section 3.06            Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange, over-the-counter market or alternative trading system on which such Shares are listed for trading (if ever). Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 3.07            Splits.

(a)             Subject to Section 3.07(c) and Section 3.04, and unless otherwise provided in any Share Designation, the Company may make a pro rata distribution of Shares of a Series to all Record Holders of such Series, or may effect a subdivision or combination of Shares of any Series, in each case, on an equal per Share basis and so long as, after any such event, any amounts calculated on a per Share basis or stated as a number of Shares are proportionately adjusted

(b)                Whenever such a distribution, subdivision or combination of Shares is declared, the Administrative Manager shall select a date as of which the distribution, subdivision or combination shall be effective. The Administrative Manager shall send notice thereof at least 20 days prior to the date of such distribution, subdivision or combination to each Record Holder as of a date not less than 10 days prior to the date of such distribution, subdivision or combination. The Administrative Manager also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Administrative Manager shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)             Subject to Section 3.04 and unless otherwise provided in any Series Designation, the Company shall not issue fractional Shares upon any distribution, subdivision or combination of Shares. If a distribution, subdivision or combination of Shares would otherwise result in the issuance of fractional Shares, each fractional Share shall be rounded to the nearest whole Share (and a 0.5 Share shall be rounded to the next higher Share).

Section 3.08            Agreements. The rights of all Members and the terms of all Shares are subject to the provisions of this Agreement (including any Series Designation).

ARTICLE IV– REGISTRATION, TRANSFER OF INTERESTS AND REDEMPTIONS

Section 4.01            Maintenance of a Register. Subject to the restrictions on Transfer and ownership limitations contained below:

(a)            The Company shall keep or cause to be kept on behalf of the Company and each Series a register that will set forth the Record Holders of each of the Shares and information regarding the Transfer of each of the Shares. The Administrative Manager is hereby initially appointed as registrar and transfer agent of the Shares, provided that the Administrative Manager may appoint such third party registrar and transfer agent (including affiliates of the Administrative Manager) as it determines appropriate in its sole discretion, for the purpose of registering Shares and Transfers of such Shares as herein provided, including as set forth in any Series Designation.

(b)             Upon acceptance by the Administrative Manager or its appointee of the Transfer of any Share, each transferee of a Share (i) shall be admitted to the Company as a Substitute Economic Member with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be bound by the terms of this Agreement by completing a Form of Adherence to the reasonable satisfaction of the Administrative Manager in accordance with Section 4.02(g)(ii), (iii) shall become the Record Holder of the Shares so transferred, (iv) shall be deemed to have taken over the Capital Contributions attributed, if any, to such Shares (v) grants powers of attorney to the Administrative Manager and any Liquidator of the Company and each of their authorized officers and attorneys in fact, as the case may be, as specified herein, and (vi) makes the consents and waivers contained in this Agreement. The Transfer of any Shares and the admission of any new Economic Member shall not constitute an amendment to this Agreement, and no amendment to this Agreement shall be required for the admission of new Economic Members.

(c)             Nothing contained in this Agreement shall preclude the settlement of any transactions involving Shares entered into through the facilities of any National Securities Exchange, over-the-counter market or alternative trading system on which such Shares are listed for trading, if any.

Section 4.02            Ownership Limitations.

(a)              No Transfer of any Economic Members Share, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Economic Member, unless the written consent of the Administrative Manager has been obtained, which consent may be withheld in its sole and absolute discretion as further described in this Section 4.02. Such written consent may be communicated in the form of instructions to any third party registrar and transfer agent appointed by the Administrative Manager, and may be in the form of blanket or standing instructions to such person. In the event of any Transfer, all of the conditions of the remainder of this Section 4.02 must also be satisfied.

(b)             No Transfer of any Economic Member’s Shares, whether voluntary or involuntary, shall be valid or effective unless the Administrative Manager determines, after consultation with legal counsel acting for the Company that such Transfer will not, unless waived by the Administrative Manager:

(i)                 result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series of Shares, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless such Shares have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company; provided that such limitations may be waived by the Administrative Manager in its sole discretion;

(ii)                cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of the Plan Governing Law;

(iii)             adversely affect the Company or such Series, or subject the Company, the Series, the Managing Member, Administrative Manager, any Asset Manager or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Managing Member, any Manager or any of their respective Affiliates to any tax to which it would not otherwise be subject;

(iv)              require registration of the Company, any Series or any Shares under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

(v)                violate or be inconsistent with any representation or warranty made by the transferring Economic Member.

(c)             The transferring Economic Member, or such Economic Members legal representative, shall give the Administrative Manager prior written notice before making any voluntary Transfer and notice within thirty (30) days after any involuntary Transfer (unless such notice period is otherwise waived by the Administrative Manager), and shall provide sufficient information to allow legal counsel acting for the Company to make the determination that the proposed Transfer will not result in any of the consequences referred to in Section 4.02(b) above. If a Transfer occurs by reason of the death of an Economic Member or assignee, the notice may be given by the duly authorized representative of the estate of the Economic Member or assignee. The notice must be supported by proof of legal authority and valid assignment in form and substance acceptable to the Administrative Manager.

(d)             In the event any Transfer permitted by this Section 4.02 shall result in beneficial ownership by multiple Persons of any Economic Members interest in the Company, the Administrative Manager may require a single trustee or nominee to be designated to represent, a portion of or the entire interest transferred, as the Record Holder and for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferor as an Economic Member had pursuant to the provisions of this Agreement.

(e)             A transferee shall be entitled to any future distributions attributable to the Shares transferred to such transferee and to transfer such Shares in accordance with the terms of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of an Economic Member as a result of such Transfer until he or she becomes a Substitute Economic Member.

(f)              The Company and each Series shall incur no liability for distributions made in good faith to the transferring Economic Member until a written instrument of Transfer has been received by the Company or its assignee and recorded on its books and the effective date of Transfer has passed.

(g)            Any other provision of this Agreement to the contrary notwithstanding, any Substitute Economic Member shall be bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Section 4.02, the Administrative Manager may require, in its sole discretion:

(i)                 the transferring Economic Member and each transferee to execute one or more deeds or other instruments of Transfer in a form satisfactory to the Administrative Manager;

(ii)                each transferee to acknowledge its assumption (in whole or, if the Transfer is in respect of part only, in the proportionate part) of the obligations of the transferring Economic Member by executing a Form of Adherence (or any other equivalent instrument as determined by the Administrative Manager);

(iii)               each transferee to provide all the information required by the Administrative Manager or its designee, including any trading forum selected by the Administrative Manager, to satisfy itself as to anti-money laundering, counter-terrorist financing and sanctions compliance matters; and

(iv)              payment by the transferring Economic Member, in full, of the costs and expenses referred to in Section 4.02(h), and no Transfer shall be completed or recorded in the books of the Company, and no proposed Substitute Economic Member shall be admitted to the Company as an Economic Member, unless and until each of these requirements has been satisfied or, at the sole discretion of the Administrative Manager, waived.

(h)             The transferring Economic Member shall bear all costs and expenses arising in connection with any proposed Transfer, whether or not the Transfer proceeds to completion, including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel, and any transfer taxes and filing fees. The Administrative Manager in its sole discretion may waive all or any part of these costs and expenses.

Section 4.03            Transfer of Shares and Obligations of the Managing Member.

(a)             The Managing Member and any Manager may Transfer all Shares acquired by such Managing Member or Manager at any time and from time to time following the closing of the Initial Offering.

(b)             The Economic Members hereby authorize each Managing Member to assign its rights, obligations and title as a Managing Member to its Affiliate without the prior consent of any other Person, and, in connection with such transfer, designate such Affiliate as a successor Managing Member provided, that the such Managing Member shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members or by press release or the filing of a report with the SEC disclosing such change.

(c)             Except as set forth in Section 4.03(b) above, in the event of the resignation of a Managing Member of its rights, obligations and respective title as a Managing Member, the non-resigning Managing Member[s] shall nominate a successor Managing Member and the vote of a majority of the Shares held by Economic Members shall be required to elect such successor Managing Member. The resigning Managing Member shall continue to serve as a Managing Member of the Company until such date as a successor Managing Member is elected pursuant to the terms of this Section 4.03(c).

Section 4.04            Redemption in Connection with ERISA.

Notwithstanding any provision contained herein to the contrary, upon demand by the Administrative Manager, the Company shall redeem any or all of the Shares held by any Plan Member if either the Plan Member or the Administrative Manager shall obtain an Opinion of Counsel to the effect that it is more likely than not that all or any portion of the assets of the Company constitute “plan assets” of the Plan Member for the purposes of the applicable Plan Governing Law to substantially the same extent as if owned directly by the Plan Member. Such partial or whole redemption shall be effective ninety (90) days after the delivery of such Opinion of Counsel, unless the Administrative Manager shall have selected an earlier effective date. Each Plan Member shall only be redeemed by the Company pursuant to this Section 4.04 to the extent (a) necessary in order to avoid the assets of the Company constituting assets of the Plan Member for the purposes of the applicable Plan Governing Law; and the Administrative Manager shall cause any such redemption to be made among all Plan Members with respect to which the basis for redemption is applicable in a manner determined by the Administrative Manager in its sole discretion. The redemption price for any Shares redeemed pursuant to this Section 4.04 will be the Market Price per Share on the date of such redemption.

Section 4.05            Remedies for Breach. If the Administrative Manager shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of this Article IV, the Administrative Manager shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event.

ARTICLE V- MANAGEMENT AND OPERATION OF THE COMPANY AND EACH SERIES

Section 5.01            Power and Authority of Managing Member. Except as explicitly set forth in this Agreement, the Managing Member shall have full power and authority to do, and to direct the Officers or Managers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series, to exercise all powers set forth in Section 2.05 and to effectuate the purposes set forth in Section 2.04, in each case without the consent of the Economic Members. The Managing Member jointly may delegate any or all of their powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Company, which Person may, under supervision of the Managing Member, perform any acts or services for the Company as the Managing Member may approve.

Section 5.02            Delegation of Power to the Managers. The Managing Member hereby delegates to the relevant Asset Manager, as applicable, and Administrative Manager, the following powers:

(a)             Investment Advisory, Asset Management and Disposition Services. For each series, the Asset Manager for such Series shall, either directly or by engaging its officers, Affiliates, agents or third parties, perform the following duties for the Company and such Series:

(i)                 oversee the overall investment strategy approved by the Managing Member, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

(ii)               serve as the investment and financial manager with respect to sourcing, underwriting, acquiring, financing, originating, servicing, investing in, redeveloping and eventually selling a diversified portfolio of assets as specified in the respective Series;

(iii)               manage and perform the various administrative functions necessary for the day-to-day operations and management of the Series Assets;

(iv)               provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to acquisition, management and disposition of the Series Assets;

(v)                develop and periodically review the investment guidelines to be approved and adopted by the Managing Member;

(vi)              provide financial and operational planning services and portfolio management functions;

(vii)              maintain reporting, record keeping, internal controls and similar matters with respect to the Series Assets in a manner to allow the Company to comply with applicable law, including the requirements of Under Section 18-215 of the LLC Act;

(viii)             structure the terms and conditions of acquisitions, sales and joint ventures to be approved by the Managing Member;

(ix)               develop and oversee the debt financing strategies to be approved by the Managing Member;

(x)                structure joint ventures, limited partnerships and other such relationships with third parties as approved by the Managing Member;

(xi)                manage any potential liquidity transaction as approved by the Managing Member;

(xii)              obtain market research and economic and statistical data in connection with the investments and investment objectives and policies;

(xiii)              oversee and conduct due diligence processes related to prospective investments;

(xiv)            prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Managing Member to evaluate and jointly approve the proposed investments;

(xv)              negotiate and execute investments and other transactions approved by the Managing Member;

(xvi)             monitor applicable markets and obtain reports (which may be prepared by the Asset Manager or its Affiliates) where appropriate, concerning the value of the investments;

(xvii)            provide timely updates related to the overall regulatory environment, as well as managing compliance with regulatory matters related to the Series Assets;

(xviii)           monitor and evaluate the performance of the investments, provide daily management services and perform and supervise the various management and operational functions related to the Series Assets;

(xix)             formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement and marketing of investments on an overall portfolio basis;

(xx)              maintain all appropriate books and records with respect to the Series Asset and on a per Series and, if there is only one Asset Manager, on a Company wide basis, maintain accounting data and any other information concerning the activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

(xxi)             subject to the approval of the Administrative Manager, oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(xxii)            provide all necessary cash management services for the Series Assets and required to perform the duties in this section 5.02(a), and as required, provide such services on a segregated basis for each Series;

(xxiii)            coordinate and manage relationships with any joint venture partners;

(xxiv)           identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

(xxv)             negotiate terms of, arrange and, subject to the approval of the Managing Member, execute financing agreements;

(xxvi)            manage relationships with lenders, if any;

(xxvii)          monitor and oversee the service of the debt facilities and other financings, if any;

(xxviii)         evaluate and propose to the Managing Member for approval potential asset dispositions, sales, or liquidity transactions;

(xxix)            evaluate and obtain insurance on the Series Assets either independently or in coordination with the Administrative Manager; and

(xxx)             structure and negotiate the terms and conditions of transactions pursuant to which the assets may be sold; subject to approval of the Managing Member.

(b)             Offering and Resale Services. The Administrative Manager shall, either directly or by engaging its officers, Affiliates, agents or third parties, and subject to the approval of the Managing Member, perform the following duties for the Company and each Series:

(i)                 the development of any offering of Shares (including any resale of Shares or other securities by Members or other security holders) that is qualified or registered with the SEC (an “Offering”), including the Initial Offering or any Subsequent Offering pursuant to Regulation A for each Series, including the determination of the specific terms of the securities to be offered, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;

(ii)                the preparation and approval of all marketing materials to be used by the Company, the respective Series or others relating to an Offering;

(iii)               the negotiation and coordination of the receipt, collection, processing, and acceptance of subscription agreements, commissions, and other administrative support functions, including engagement of escrow agents and similar service providers;

(iv)               the creation and implementation of various technology and electronic communications related to an Offering;

(v)                 the facilitation of a secondary market including entering into of listing agreements with any National Securities Exchange, over-the-counter market or alternative trading system and the delisting of some or all of the Shares from, or requesting that trading be suspended on, any such exchange or market; and preparing and filing any documents and seeking the appropriate approval, if required, for compliance with federal and state securities laws, including Blue Sky requirements; and

(vi)               all other services related to an Offering.

(c)             Accounting and Other Administrative Services. The Administrative Manager shall, either directly or by engaging its officers, Affiliates, agents or third parties, perform the following duties for the Company and each Series:

(i)                 other than related to the management of the Series Assets and the services described in 5.02(a), manage and perform the various administrative functions necessary for the day-to-day operations;

(ii)                provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the business and operations, including for the Series Asset and the services described in 5.02(a) if requested by the Asset Manager;

(iii)               coordinate the adoption, amendment and repeal of the Allocation Policy subject to the approval of the Managing Member;

(iv)              if there are multiple Asset Managers, on a Company wide basis, maintain accounting data and any other information concerning the activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

(v)                arrange for auditors and oversee the audit process on the accounting data and any other information concerning the activities as shall be required to prepare and file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements of the Company; other than provided for in 5.02(a), maintain all appropriate books and records including accounting for the assets of the Company and each of the Series separately;

(vi)              make, change, and revoke such tax elections as the Managing Member deems appropriate;

(vii)              other than provided for in 5.02(a), supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations or the Company or any Series;

(viii)             except as required to perform the tasks in section 5.02(a), provide all necessary cash management services, and as required, provide such services on a segregated basis for each Series;

(ix)                manage and coordinate with the Transfer Agent (if any) the process of making distributions and payments to Members;

(x)                evaluate and obtain adequate insurance coverage for the Company based upon risk management determinations, however, coverage for the Series Assets will be coordinated by the Asset Manager;

(xi)               other than provided for in 5.02(a), provide timely updates related to the overall regulatory environment, as well as managing compliance with regulatory matters;

(xii)              evaluate the corporate governance structure and appropriate policies and procedures related thereto, including the creation of new Series and the election and removal of Officers of the Company or associated with any Series, for approval by the Managing Member; and

(xiii)             oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law, including the requirements of Under Section 18-215 of the LLC Act.

(d)             Shareholder Services. The Administrative Manager shall, either directly or by engaging its officers, Affiliates, agents or third parties, perform the following duties for the Company and each Series:

(i)                 Recommend distribution policies for each Series to the Managing Member and, subject to approval by the Managing Member, authorize distributions from time to time;

(ii)                manage communications with Economic Members, including answering phone calls, preparing and sending written and electronic reports and other communications; and

(iii)               establish technology infrastructure to assist in providing Economic Member support and services.

The authority and functions of the Managing Member, on the one hand, and of the Managers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL in addition to the powers that now or hereafter can be granted to managers under the Delaware Act. No Economic Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or any Series or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company or any Series.

Section 5.03            Powers, Payment and the Term of the Manager.

(a)             Each Manager shall have the power to:

(i)                 delegate any or all of its rights and obligations under this Agreement to such officers, employees, Affiliates, agents and representatives of such Manager as it may deem appropriate; and

(ii)               investigate, select, and, on behalf of the Company and each Series, engage and conduct business with such persons as such Manager deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by such Manager necessary or desirable for the performance of any of the services authorized to be performed by such Manager hereunder.

(b)            Fee Payable to each Asset Manager and Administrative Manager appointed pursuant to Section 3.01. The Managers or their respective Affiliates shall be entitled to receive the fees set forth in this Section 5.03(b) in connection with services provided hereunder. Each Manager or its Affiliates, in their sole discretion may defer or waive any fee payable to it under this Agreement. All or any portion of any deferred fees will be deferred without interest and paid when such Advisor determines.

(i)                 Service Fee: For each calendar year, unless otherwise specified in the Series Designation, each Series shall pay the relevant Managers or their Affiliates a service fee (the “Service Fee”) equal to 50% of the Free Cash Flow of that Series (half of which shall go to the relevant Asset Manager, and half of which shall go to the Administrative Manager). The Service Fee will be paid at the same time as the distributions under Section 7.01(b)(ii); however for Grandfather Series, for each calendar year, each Grandfathered Series shall pay the relevant Managers or their Affiliates a service fee (the “Service Fee”) equal to 50% of the Excess Free Cash Flow of that Grandfathered Series (half of which shall go to the relevant Asset Manager, and half of which shall go to the Administrative Manager). The Service Fee will be paid at the same time as the distributions under Section 7.01A(b)(ii); however, no Service Fee shall be paid until the Economic Members have received distributions of the full amount of Preferred Return that has accrued for that year (or has accrued for a prior year but not been paid) under Section 7.01A(b)(i).

(ii)               Asset Management Fee. On a quarterly basis beginning on the first quarter end date following the one year anniversary of the Initial Date for each Series, each Series shall pay the relevant Managers or their Affiliates an asset management fee, payable quarterly in arrears.

(A)              Unless otherwise indicated in the Series Designation, the asset management fees payable to the Administrative Manager shall equal an annualized rate of 0.25% of the Asset Base of such Series and the asset management fee payable to the relevant Asset Manager shall equal an annualized rate of 0.25% of the Asset Base of such Series.

(B)               “Asset Base” means, until Asset Base Date for such Series, the aggregate Capital Contributions of the Economic Members for such Series as of the end of each quarter and thereafter means such Series’ NAV at the end of each prior annual period (or such other period as determined by the Managing Member).

(C)               The asset management fee shall be determined by the Managing Member, in its sole discretion.

(c)              Each Manager will serve as Manager for an indefinite term, but each Manager may be removed by the Managing Member at any time, with or without cause, or may choose to withdraw as Manager. In the event of the removal or withdrawal of any Manager, the Managing Member will select a successor Manager. Such removed or withdrawn Manager will cooperate with the Company and each Series and take all reasonable steps to assist in making an orderly transition of the management function. No other Member, individually or collectively, shall have the power to remove a Manager.

Section 5.04            Determinations by the Managing Member and Managers. In furtherance of the authority granted to the Managing Member and delegated to the Managers pursuant to Section 5.02 and 5.03(a), the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Managing Member and the relevant Managers consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and each Series and every holder of Shares:

(a)             the amount of fees to be reimbursed as Offering and Formation Expenses, Service Fee, Operating Expenses, and all costs and expenses incidental to the termination and winding up of such Series and its share of the costs and expenses incidental to the termination and winding up of the Company; however, any expenses related to travel and lodging must have the approval of the Managing Member;

(b)             the amount of Excess Free Cash Flow, if applicable, and Free Cash Flow of any Series for any period and the amount of assets at any time legally available for the payment of distributions on Shares of any Series;

(c)             the amount of Abort Costs;

(d)             the amount of NAV, Service Fee, asset management fee, paid in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(e)             any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any Series;

(f)              the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by any Series or of any Shares;

(g)             the number of Shares within a Series;

(h)             any matter relating to the acquisition, holding and disposition of any assets by any Series;

(i)              the evaluation of any competing interests among the Series and the resolution of any conflicts of interests among the Series;

(j)               each of the matters set forth in Section 5.02(a) through Section 5.02(d) and 5.03(a); or

(k)             any other matter relating to the business and affairs of the Company or any Series or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing Member.

Section 5.05            Advisory Board.

(a)             The Managing Member may establish an advisory board comprised of members of the Managers’ expert network and external advisors (the “Advisory Board”). The Advisory Board will be available to provide guidance to the Managers on the strategy and progress of the Company. Additionally, the Advisory Board may: (i) be consulted with in determining the creation of a new Series or the engagement of a new Asset Manager, (ii) be consulted with by any Asset Manager in connection with the acquisition and disposal of a Series Asset, (iii) conduct an annual review of the Company’s acquisition policy, (iv) provide guidance with respect to, material conflicts arising or that are reasonably likely to arise with a Manager, on the one hand, and the Company, a Series or the Economic Members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand, (v) approve any material transaction between the Company or a Series and a Manager or any of its Affiliates, another Series or an Economic Member (other than the purchase of interests in such Series), (vi) provide guidance with respect to the appropriate levels of insurance costs and maintenance costs specific to each individual Series Asset, and review fees, expenses, assets, revenues and availability of funds for distribution with respect to each Series on an annual basis and (vii) approve any service providers appointed by a Manager in respect of the Series Assets.

(b)             If the Advisory Board determines that any member of the Advisory Board’s interests conflict to a material extent with the interests of a Series or the Company as a whole, such member of the Advisory Board shall be excluded from participating in any discussion of the matters to which that conflict relates and shall not participate in the provision of guidance to the Managers in respect of such matters, unless a majority of the other members of the Advisory Board determines otherwise.

(c)             The members of the Advisory Board may be compensated by the Company or any Series in connection with their role as members of the Advisory Board (including compensation for attendance at meetings of the Advisory Board) pursuant to a written agreement and between the Company or a Series and such member of the Advisory Board or its Affiliates and as approved by the Managing Member. Furthermore, the Company or any applicable Series may be reimburse a member of the Advisory Board for any out of pocket expenses or Operating Expenses actually incurred by it or any of its Affiliates on behalf of the Company or a Series when acting upon a Manager’s instructions or pursuant to a written agreement between the Company or a Series and such member of the Advisory Board or its Affiliates.

(d)             The members of the Advisory Board shall not be deemed managers or other persons with duties to the Company or any Series (under Sections 18-1101 or 18-1104 of the Delaware Act or under any other applicable law or in equity) and shall have no fiduciary duty to the Company or any Series. The Managing Member and Managers shall be entitled to rely upon, and shall be fully protected in relying upon, reports and information of the Advisory Board to the extent the Managing Member and Managers reasonably believes that such matters are within the professional or expert competence of the members of the Advisory Board, and shall be protected under Section 18-406 of the Delaware Act in relying thereon.

Section 5.06            Exculpation, Indemnification, Advances and Insurance.

(a)             Subject to other applicable provisions of this Article V including Section 5.08, the Indemnified Persons shall not be liable to the Company or any Series for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company or any Series, this Agreement or any investment made or held by the Company or any Series, including with respect to any acts or omissions made while serving at the request of the Company or on behalf of any Series as an officer, director, member, partner, fiduciary or trustee of another Person, other than such acts or omissions that have been determined in a final, non-appealable decision of a court of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. The Indemnified Persons shall be indemnified by the Company and, to the extent Expenses and Liabilities are associated with any Series, each such Series, in each case, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, “Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or each such Series or this Agreement, or any investment made or held by the Company, each such Series, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company or such Series under Delaware law, an Officer of the Company or associated with such Series, a member of the Advisory Board or an officer, director, member, partner, fiduciary or trustee of another Person, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Party that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Persons fraud, willful misconduct or gross negligence. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Series (including any indebtedness which the Company or any Series has assumed or taken subject to), and the Managing Member or the Officers are hereby authorized and empowered, on behalf of the Company or any Series, to enter into one or more indemnity agreements consistent with the provisions of this Section 5.06(a) in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 5.06(a) that the Company and each applicable Series indemnify each Indemnified Person to the fullest extent permitted by law, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Party that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Persons fraud, willful misconduct or gross negligence.

(b)             The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.08, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the maximum extent permitted by law.

(c)             Any indemnification under this Section 5.06 (unless ordered by a court) shall be made by each applicable Series. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by such Indemnified Person in connection therewith.

(d)             Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 5.06(a). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in Section 5.06(a). Neither a contrary determination in the specific case under Section 5.06(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5.06(d) shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e)             To the fullest extent permitted by law, expenses (including attorneys fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may, at the option of the Administrative Manager, be paid by each applicable Series in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by each such Series as authorized in this Section 5.06.

(f)             The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.06 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement (including without limitation any Series Designation), vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in Section 5.06(a) shall be made to the fullest extent permitted by law. The provisions of this Section 5.06(f) shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.06(a) but whom the Company or an applicable Series has the power or obligation to indemnify under the provisions of the Delaware Act.

(g)             The Company and any Series may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 5.06 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Persons status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.06.

(h)            The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.06 shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section 5.06.

(i)              The Company and any Series may, to the extent authorized from time to time by the Managing Member, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company or such Series.

(j)               If this Section 5.06 or any portion of this Section 5.06 shall be invalidated on any ground by a court of competent jurisdiction each applicable Series shall nevertheless indemnify each Indemnified Person as to expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 5.06 that shall not have been invalidated.

(k)             Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel, accountants, and other experts, and any act or omission by such Person on behalf of the Company or any Series in furtherance of the interests of the Company or such Series in good faith in reliance upon, and in accordance with, the advice of such legal counsel, accountants or other experts will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel, accountants, or other experts were selected with reasonable care by or on behalf of such Indemnified Person.

(l)              An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.06 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m)            Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company or any Series (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.06, to the maximum extent permitted by law.

(n)             The Managing Member and each Manager shall, in the performance of their duties, be fully protected in relying in good faith upon the records of the Company and any Series and on such information, opinions, reports or statements presented to the Company by any of the Managers or the Officers or employees of the Company or associated with any Series, or by any other Person as to matters the Managing Member and such Manager reasonably believe are within such other Persons professional or expert competence (including, without limitation, the Advisory Board).

(o)            Any amendment, modification or repeal of this Section 5.06 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any indemnitee under this Section 5.06 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

Section 5.07            Duties of Officers.

(a)             Except as set forth in Section 5.06 and Section 5.08, as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the Officers shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers, and (ii) the duties and obligations owed to the Members by the Officers shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers.

(b)             Each of the Managing Member and Managers shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company or associated with a Series, and none of the Managing Member and Managers shall be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the respective Managing Member and/or Manager in good faith.

Section 5.08            Standards of Conduct and Modification of Duties of the Managing Member and the Managers. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, each Managing Member and Manager, in exercising its rights hereunder in its capacity as a Managing Member or Manager of the Company, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series or any Economic Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity. Each Managing Member or Manager shall not have any duty (including any fiduciary duty) to the Company, any Series, the Economic Members or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived. This Section 5.08 shall not in any way reduce or otherwise limit the specific obligations of the Managing Member and Managers expressly provided in this Agreement or in any other agreement with the Company or any Series.

Section 5.09            Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Managing Member, the relevant Managers and any Officer of the Company or any Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company or such Series and to enter into any contracts on behalf of the Company or such Series, and such Person shall be entitled to deal with the Managing Member, the relevant Managers or any Officer as if it were the Company’s or such Series sole party in interest, both legally and beneficially. Each Economic Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available to such Person to contest, negate or disaffirm any action of any of the Managing Member, Managers or any Officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member, any Manager or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member, any Manager or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company or any Series by the Managing Member, any relevant Manager or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

Section 5.10            Certain Conflicts of Interest. Except as may be provided herein or as otherwise addressed by the Company’s conflicts of interest policies, the Company or any Series may not engage in any transaction involving a Conflict of Interest without first submitting such transaction to the Independent Representative for approval to determine whether such transaction is fair and reasonable to the Company and the Members; provided, however, that the Company may not purchase investments from the Managing Member, any Manager or their respective Affiliates without a determination by the Independent Representative that such transaction is fair and reasonable to the Company and the relevant Series and at a price to the Company or the relevant Series that is not materially greater than the cost of the asset to the Managing Member, such Manager or its Affiliate, as applicable. The resolution of any Conflict of Interest approved by the Independent Representative shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty hereunder at law, in equity or otherwise. Notwithstanding the above, to the extent required by applicable law, any transaction involving certain Conflicts of Interest shall be subject to review and approval by the Independent Representative.

ARTICLE VI- FEES AND EXPENSES

Section 6.01            Fee and Expenses. As allocated to it in accordance with Section 6.03, each Series shall be responsible for its Offering and Formation Expenses, Sourcing Fee, Service Fee, Operating Expenses, and all costs and expenses incidental to the termination and winding up of such Series and its share of the costs and expenses incidental to the termination and winding up of the Company; however, in the case of an unsuccessful Series, all Abort Costs shall be borne by the Managing Member, Asset Manager or other person in contemplation of such person being named an Asset Manager, which incurred such costs, unless otherwise agreed to in writing.

Section 6.02            Reimbursement Obligation(s).

(a)            Offering and Formation Expenses. Reimbursement shall be made, without interest, to the Managing Member and relevant Asset Manager beginning on the date of the Initial Offering if each Series for Offering and Formation Expenses incurred both before and after that date and allocated to such series.  Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross proceeds from an Offering of that Series.  If the sum of the total unreimbursed amount of such Offering and Formation Expenses, plus new costs incurred since the last reimbursement payment, for that Series exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Managing Member and relevant Asset Manager have been reimbursed in full.

(b)            Operating Expenses. If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its Operating Expenses, the Managing Member may:

(i)                 issue additional Shares in such Series in accordance with Section 3.04;

(ii)                determine that the Manager Member pay such excess Operating Expenses and not seek reimbursement; and/or

(iii)               enter into an agreement pursuant to which a Manager loans to the Series an amount equal to the remaining excess Operating Expenses (the “Operating Expenses Reimbursement Obligation(s)”). Subject to the approval of the Managing Member, such Manager may impose a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Code)) on any Operating Expenses Reimbursement Obligation. The Operating Expenses Reimbursement Obligation(s) shall become repayable when cash becomes available for such purpose in accordance with Article VII.

Section 6.03            Allocation of Expenses. Any Offering and Formation Expenses, Service Fee and Operating Expenses shall be allocated by the Administrative Manager in accordance with the Allocation Policy.

Section 6.04            Overhead of the Managing Member and the Managers. The Managing Member and each Manager shall pay and the Economic Members shall not bear the cost of their respective ordinary overhead and administrative expenses including, without limitation, all costs and expenses on account of rent, utilities, insurance, office supplies, office equipment, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, travel, entertainment, salaries and bonuses, but excluding any Operating Expenses and such other amounts in respect of any Series as it shall agree in writing or as is explicitly set forth in any Offering Document.

ARTICLE VII- DISTRIBUTIONS

Section 7.01            Application of Cash. The following sets for the application of cash except for Grandfathered Series, which is described in 7.01A below.

(a)                Subject to the applicable provisions of the Delaware Act, Section 7.03, Article XI and any Series Designation, for each Series, the Administrative Manager shall review, on a monthly basis, beginning on the month-end date following the 90th calendar day following the Initial Date of the respective Grandfathered Series, the financial performance of that Series to determine whether there exists Free Cash Flow of that Series available for distribution. Subject to the approval of the Managing Member, the Administrative Manager will be entitled to exercise discretion in making such computations, since the amount of the Free Cash Flow will depend, among other things, upon the Administrative Manager’s assessment as to whether available cash flow should be used to fund indebtedness, obligations and liabilities attributable to that Series, and to be set aside for Reserves. The Administrative Manager’s decisions regarding such computations shall be final and binding upon all Members.

(b)             For each calendar year, Free Cash Flow of a Series shall be distributed as follows:

(i)                 50% to the Economic Members of such Series in accordance with their Percentage Interest; and

(ii)                50% as the “Service Fee” to the Managers (half of which shall go to the Administrative Manager of such Series and half of which shall go to the Asset Manager of such Series.

Section 7.01A Application of Cash for Grandfathered Series:

(a)            Subject to the applicable provisions of the Delaware Act, Section 7.03A, Article XI and any Series Designation, for each Grandfathered Series, the Administrative Manager shall review, on a monthly basis, beginning on the month-end date following the 90th calendar day following the Initial Date of the respective Grandfathered Series, the financial performance of that Grandfathered Series to determine whether there exists Free Cash Flow of that Grandfathered Series available for distribution. Subject to the approval of the Managing Member, the Administrative Manager will be entitled to exercise discretion in making such computations, since the amount of the Free Cash Flow will depend, among other things, upon the Administrative Manager’s assessment as to whether available cash flow should be used to fund indebtedness, obligations and liabilities attributable to that Grandfathered Series, and to be set aside for Reserves. The Administrative Manager’s decisions regarding such computations shall be final and binding upon all Members.

(b)            For each calendar year, the Company shall distribute to the Economic Members of each Grandfathered Series: (i) their Preferred Return (and any Preferred Return that accrued with respect to a prior calendar year but has not yet been distributed) and (ii) the Excess Free Cash Flow less any amounts paid for the Service Fee, in accordance with their Percentage Interest.

(c)            For each Grandfathered Series, the Company generally intends, but is not required, to distribute enough each month to the Economic Members to satisfy the amount of Preferred Return that has accrued. In addition, for each Series, the Company intends, but is not required, to distribute any additional amounts to the Economic Members on a quarterly basis, where such additional amounts may be credited to the Preferred Return that accrues for that year (including for periods that occur after the distribution is made) or that accrued for a prior year, with any excess being credited to the amount of Excess Free Cash Flow distributed under Section 7.01(b)(ii).

Section 7.02            Application of Amounts upon the Liquidation of a Series. Subject to the applicable provisions of the Delaware Act, Section 7.03 and Article XI and any Series Designation, as soon as reasonably practicable after the relevant amounts have been received by the Series, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Administrative Manager in its sole discretion), shall be applied and distributed as follows:

(a)             First, 100% to the Economic Members of such Series (in accordance with their Percentage Interest, for the avoidance of doubt, may include a Manager and its Affiliates if such Manager or its Affiliates acquired Shares or received Shares as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution;

(b)             Second, unless otherwise specified in the Series Designation, 50% to Managers of such Series (half of which shall go to the relevant Asset Manager, and half of which shall go to the Administrative Manager) and 50% to the Economic Members of such Series in accordance with their Percentage Interest (for the avoidance of doubt, may include a Manager and its Affiliates if such Manager or its Affiliates acquired Shares or received Shares as a Sourcing Fee or otherwise);

provided that, the Managing Member shall not be obliged to make any distribution pursuant to this Section 7.02 (i) unless there are sufficient amounts available for such distribution or (ii) which, in the reasonable opinion of the Administrative Manager, would or might leave the Company or such Series with insufficient funds to meet any future contemplated obligations or contingencies including to meet any Operating Expenses and outstanding Operating Expenses Reimbursement Obligations (and the Administrative Manager is hereby authorized to retain any amounts within the Company to create a reserve to meet any such obligations or contingencies), or which otherwise may result in the Company or such Series having unreasonably small capital for the Company or such Series to continue its business as a going concern.

Section 7.02A Application of Amounts upon the Liquidation of a Grandfathered Series. Subject to the applicable provisions of the Delaware Act, Section 7.03 and Article XI and any Series Designation, as soon as reasonably practicable after the relevant amounts have been received by the Grandfathered Series, any amounts available for distribution following the liquidation of a Grandfathered Series, net of any fees, costs and liabilities (as determined by the Administrative Manager in its sole discretion), shall be applied and distributed as follows:

(a)             First, 100% to the Economic Members of such Grandfathered Series (in accordance with their Percentage Interest, for the avoidance of doubt, may include a Manager and its Affiliates if such Manager or its Affiliates acquired Shares or received Shares as a Sourcing Fee or otherwise) until the Members have received back 100% of their Capital Contribution and any Preferred Return (including any Preferred Return that accrued with respect to a prior calendar year or partial calendar but has not yet been distributed);

(b)             Second, unless otherwise specified in the Series Designation, 50% to Managers of such Grandfathered Series (half of which shall go to the relevant Asset Manager, and half of which shall go to the Administrative Manager) and 50% to the Economic Members of such Grandfathered Series in accordance with their Percentage Interest (for the avoidance of doubt, may include a Manager and its Affiliates if such Manager or its Affiliates acquired Shares or received Shares as a Sourcing Fee or otherwise);

provided that, the Managing Member shall not be obliged to make any distribution pursuant to this Section 7.02A (i) unless there are sufficient amounts available for such distribution or (ii) which, in the reasonable opinion of the Administrative Manager, would or might leave the Company or such Grandfathered Series with insufficient funds to meet any future contemplated obligations or contingencies including to meet any Operating Expenses and outstanding Operating Expenses Reimbursement Obligations (and the Administrative Manager is hereby authorized to retain any amounts within the Company to create a reserve to meet any such obligations or contingencies), or which otherwise may result in the Company or such Series having unreasonably small capital for the Company or such Grandfathered Series to continue its business as a going concern.

Section 7.03            Terms of Distributions.

(a)             Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the applicable Series), distributions shall be paid to the holders of the Shares of a Series on an equal per Share basis as of the Record Date selected by the Administrative Manager. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in any Series if such distribution would violate the Delaware Act or other applicable law.

(b)             Notwithstanding Section 7.02 (and Section 7.02A, as applicable) and Section 7.03(a), in the event of the termination and liquidation of a Series, all distributions shall be made in accordance with, and subject to the terms and conditions of, Article XI.

(c)              Each distribution in respect of any Shares of a Series shall be paid by the Company, directly or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s and such Series’ liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 7.04            Distributions in Kind. Distributions in kind of the entire or part of a Series Asset to Members are prohibited.

ARTICLE VIII- BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.01            Records and Accounting.

(a)             The Administrative Manager shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Administrative Manager appropriate books and records with respect to the business of the Company and each Series, including all books and records necessary to provide to the Economic Members any information required to be provided pursuant to this Agreement or applicable law. Any books and records maintained by or on behalf of the Company or any Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept in such electronic form as may be determined by the Administrative Manager; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

(b)             Each Member shall have the right, upon reasonable demand for any purpose reasonably related to the Members Share as a member of the Company (as reasonably determined by the Administrative Manager) to such information pertaining to the Company as a whole and to each Series in which such Member has a Share, as provided in Section 18-305 of the Delaware Act; provided, that prior to such Member having the ability to access such information, the Administrative Manager shall be permitted to require such Member to enter into a confidentiality agreement in form and substance reasonably acceptable to the Administrative Manager. For the avoidance of doubt, except as may be required pursuant to Article X, a Member shall only have access to the information (including any Series Designation) referenced with respect to any Series in which such Member has a Share and not to any Series in which such Member does not have a Share.

(c)                Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Administrative Manager shall use its commercially reasonable efforts to circulate to each Economic Member electronically by e-mail or made available via an online platform:

(i)                 a financial statement of such Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

(ii)               confirmation of the number of Shares in each Series Outstanding as of the end of the most recent fiscal year; provided, that notwithstanding the foregoing, if the Company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with this Section 8.01(c) and no further or earlier financial reports shall be required to be provided to the Economic Members of the applicable Series with such reporting requirement.

Section 8.02            Fiscal Year. Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall be a calendar year ending December 31 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the Company shall be a calendar year ending December 31.

ARTICLE IX- TAX MATTERS

The Company intends to be taxed as a partnership or a disregarded entity for federal income tax purposes and will not make any election or take any action that could cause it to be treated as an association taxable as a corporation under Subchapter C of the Code. The Company will make an election on IRS Form 8832 for each Series to be treated as an association taxable as a corporation under Subchapter C of the Code and not as a partnership under Subchapter K of the Code.

ARTICLE X- REMOVAL OF THE MANAGING MEMBER

Economic Members of the Company acting by way of a Super Majority Vote may elect to remove the Managing Member at any time if such Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company which has a material adverse effect the Company. The Managing Member shall call a meeting of all of the Economic Members of the Company within 30 calendar days of such final non-appealable judgment of a court of competent jurisdiction, at which the Economic Members may (i) by Super Majority Vote, remove such Managing Member of the Company and each relevant Series in accordance with this Article X and (ii) if such Managing Member is so removed, by a plurality, appoint a replacement Managing Member or elect for the liquidation and dissolution and termination the Company and each of the Series in accordance with Article XI. If the Managing Member fails to call a meeting as required by this Article X, then any Economic Member shall have the ability to demand a list of all Record Holders of the Company pursuant to Section 8.01(b) and to call a meeting at which such a vote shall be taken. In the event of its removal, such Managing Member shall be entitled to receive all amounts that have accrued and are then currently due and payable to it pursuant to this Agreement but shall forfeit its right to any future distributions. If a Managing Member of the Company or a Series and the Administrative Manager or any Asset Manager of a Series shall be the same Person or controlled Affiliates, then the appointment of such Asset Manager or Administrative Manager shall concurrently automatically terminate. Prior to its admission as a Managing Member of any Series or of the Company, any replacement Managing Member shall acquire the Shares held by the departing Managing Member in such Series or of the Company, if any, for fair market value and in cash immediately payable on the Transfer of such Shares and appoint a replacement Asset Manager or Administrative Manager, as applicable, on the same terms and conditions set forth herein and or in the relevant Management Agreement. For the avoidance of doubt, if a Managing Member is removed as a Managing Member of the Company it shall also cease to be a Managing Member of each of the Series.

ARTICLE XI - DISSOLUTION, TERMINATION AND LIQUIDATION

Section 11.01        Dissolution and Termination.

(a)             The Company shall not be dissolved by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. The Company shall dissolve, and its affairs shall be wound up, upon:

(i)                 an election to dissolve the Company by the Managing Member;

(ii)                the sale, exchange or other disposition of all or substantially all of the assets and properties of all Series (which shall include the obsolesce of the Series Assets) and the subsequent election to dissolve the Company by the Managing Member;

(iii)               the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act;

(iv)              at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or

(v)                a vote by the Economic Members to dissolve the Company following the for-cause removal of either Managing Member in accordance with Article X or the for-cause removal of either Manager in accordance with Section 5.03(c).

(b)                A Series shall not be terminated by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. Unless otherwise provided in the Series Designation, a Series shall terminate, and its affairs shall be wound up, upon:

(i)                 the dissolution of the Company pursuant to Section 11.01(a);

(ii)                the sale, exchange or other disposition of all or substantially all of the assets and properties of such Series (which shall include the obsolesce of the Series Asset) and the subsequent election to dissolve the Company by the Managing Member (the termination of the Series pursuant to this sub-paragraph shall not require the consent of the Economic Members);

(iii)               an event set forth as an event of termination of such Series in the Series Designation establishing such Series;

(iv)               an election to terminate the Series by the Managing Member; or

(v)                at any time that there are no outstanding Shares of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

(c)             The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Delaware Act shall be strictly prohibited.

Section 11.02          Liquidator. Upon dissolution of the Company or termination of any Series, the Administrative Manager shall select one or more Persons (which may be the Administrative Manager) to act as Liquidator. In the case of a dissolution of the Company, (a) the Liquidator shall be entitled to receive compensation for its services as Liquidator; (b) the Liquidator (if other than the Administrative Manager) shall agree not to resign at any time without 15 days prior notice to the Administrative Manager and may be removed at any time by the Administrative Manager; and (c) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days be appointed by the Administrative Manager. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Series, other than in connection with a dissolution of the Company, the Administrative Manager shall act as Liquidator.

Section 11.03          Liquidation of a Series. In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Series Designation and the following:

(a)             Subject to Section 11.03(c), the assets may be disposed of by public or private sale on such terms as the Liquidator may determine. The Liquidator may defer liquidation for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members associated with such Series.

(b)             Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 11.02) as well as any outstanding Operating Expenses Reimbursement Obligations and any other amounts owed to Members associated with such Series otherwise than in respect of their distribution rights under Article VII. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish Reserves to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)             Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the applicable Series), all property and all Free Cash Flows in excess of that required to discharge liabilities as provided in Section 11.03(b) shall be distributed to the holders of the Shares of the Series on an equal per Share basis.

Section 11.04           Cancellation of Certificate of Formation. In the case of a dissolution of the Company, upon the completion of the distribution of all Free Cash Flows and property in connection the termination of all Series (other than the reservation of amounts for payments in respect of the satisfaction of liabilities of the Company or any Series), the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken by the Liquidator or the Administrative Manager, as applicable.

Section 11.05          Return of Contributions. None of any Member, the Managing Member, the Managers or any Officer of the Company or associated with any Series or any of their respective Affiliates, officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company or any Series to enable it to effectuate, the return of the Capital Contributions of the Economic Members associated with a Series, or any portion thereof, it being expressly understood that any such return shall be made solely from Series Assets.

Section 11.06          Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company or Series Assets.

ARTICLE XII- AMENDMENT OF AGREEMENT, SERIES DESIGNATION

Section 12.01           General. Except as provided in Section 12.02, the Managing Member may amend any of the terms of this Agreement or any Series Designation as it determines in their sole discretion and without the consent of any of the Economic Members. Without limiting the foregoing, the Managing Member delegates to the Administrative Manager the powers to amend any provision of this Agreement or any Series Designation, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, without the approval of any Economic Member, to reflect:

(a)             a change that the Administrative Manager determines to be necessary or appropriate in connection with any action taken or to be taken by the Managing Member or any Manager pursuant to the authority granted in Article V hereof;

(b)             a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(c)              the admission, substitution, withdrawal or removal of Members in accordance with this Agreement, any Series Designation;

(d)             a change that the Administrative Manager determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that each Series will continue to be taxed as an entity for U.S. federal income tax purposes;

(e)             a change that the Administrative Manager determines to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(f)              a change that the Administrative Manager determines to be necessary, desirable or appropriate to facilitate the trading of the Shares (including, without limitation, the division of any class or classes or series of outstanding Shares into different classes or Series to facilitate uniformity of tax consequences within such classes or Series) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange, over-the-counter market or alternative trading system on which Shares are or will be listed for trading, compliance with any of which the Administrative Manager deems to be in the best interests of the Company and the Members;

(g)             a change that is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or any Series Designation or is otherwise contemplated by this Agreement or any Series Designation;

(h)             a change in the fiscal year or taxable year of the Company or any Series and any other changes that the Administrative Manager determines to be necessary or appropriate;

(i)              an amendment that the Administrative Manager determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Managing Member, any Manager, any Officers or any trustees or agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or plan asset regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(j)              an amendment that the Administrative Manager determines to be necessary or appropriate in connection with the establishment or creation of additional Series pursuant to Section 3.03 or the authorization, establishment, creation or issuance of any class or series of Shares of any Series pursuant to Section 3.04 and the admission of Additional Economic Members;

(k)             any other amendment other than an amendment expressly requiring consent of the Economic Members as set forth in Section 12.02; and

(l)              any other amendments substantially similar to the foregoing.

Section 12.02           Certain Amendment Requirements.

(a)              Notwithstanding the provisions of Section 12.01 and except as set forth in Section 12.02(b), no amendment to this Agreement shall be made without the consent of the Economic Members holding of a majority of the outstanding Shares of all Series voting as a single class, that:

(i)                 decreases the percentage of outstanding Shares required to take any action hereunder;

(ii)               materially adversely affects the rights of any of the Economic Members (including adversely affecting the holders of any particular Series of Shares as compared to holders of other series of Shares);

(iii)               modifies Section 11.01(a) or gives any Person the right to dissolve the Company; or

(iv)                modifies the term of the Company.

(b)             Notwithstanding the provisions of Section 12.01 and unless otherwise indicated in a Series Designation, any amendment to a Series Designation that materially adversely affects the rights of any of the Economic Members such Series shall only require the consent of the Managing Member and of the Economic Members holding of a majority of the outstanding Shares of such Series.

Section 12.03          Amendment Approval Process. If the Managing Member desires to amend any provision of this Agreement or any Series Designation, other than as permitted by Section 12.01, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then call a meeting of the Members entitled to vote in respect thereof for the consideration of such amendment. Amendments to this Agreement or any Series Designation may be proposed only by or with the consent of the Managing Member. Such meeting shall be called and held upon notice in accordance with Article XIII of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Managing Member shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective, whether or not in writing, upon its approval by the affirmative vote of the holders of not less than a majority of the Shares of all Series then Outstanding, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law. The Company shall deliver to each Member prompt notice of the adoption of every amendment made to this Agreement or any Series Designation pursuant to this Article XII.

ARTICLE XIII - MEMBER MEETINGS

Section 13.01          Meetings. The Company shall not be required to hold an annual meeting of the Members. The Administrative Manager may, whenever it thinks fit, convene meetings of the Company or any Series. The non-receipt by any Member of a notice convening a meeting shall not invalidate the proceedings at that meeting.

Section 13.02         Quorum. No business shall be transacted at any meeting unless a quorum of Members is present at the time when the meeting proceeds to business. In respect of meetings of the Company, Members holding a majority of Shares, and in respect of meetings of any Series, Members holding a majority of Shares in such Series, present in person or by proxy shall be a quorum. In the event a quorum is not present, the Administrative Manager may adjourn or cancel the meeting, as it determines in its sole discretion.

Section 13.03          Chairman. Any designee of the Administrative Manager shall preside as chairman of any meeting of the Company or any Series.

Section 13.04         Voting Rights. Subject to the provisions of any class or series of Shares of any Series then Outstanding, the Members shall be entitled to vote only on those matters provided for under the terms of this Agreement.

Section 13.05          Extraordinary Actions. Except as specifically provided in this Agreement, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 13.06          Managing Member Approval. Other than as provided for in Article X, the submission of any action of the Company or a Series to Members for their consideration shall first be approved by the Managing Member.

Section 13.07          Action By Members without a Meeting. Any action required or permitted to be taken by the holders of the Shares may be taken without a meeting by the written consent of such holders or Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be.

Section 13.08          Managing Member. Unless otherwise expressly provided in this Agreement, none of the Managing Member, any Manager or any of their Affiliates who hold any Shares shall be entitled to vote in its capacity as holder of such Shares on matters submitted to the Members for approval, and no such Shares shall be deemed Outstanding for purposes of any such vote.

ARTICLE XIV - CONFIDENTIALITY

Section 14.01          Confidentiality Obligations. All information contained in the accounts and reports prepared in accordance with Article VIII and any other information disclosed to an Economic Member under or in connection with this Agreement is confidential and non-public and each Economic Member undertakes to treat that information as confidential information and to hold that information in confidence. No Economic Member shall, and each Economic Member shall ensure that every person connected with or associated with that Economic Member shall not, disclose to any person or use to the detriment of the Company, any Series, any Economic Member or any Series Assets any confidential information which may have come to its knowledge concerning the affairs of the Company, any Series, any Economic Member, any Series Assets or any potential Series Assets, and each Economic Member shall use any such confidential information exclusively for the purposes of monitoring and evaluating its investment in the Company. This Section 14.01 is subject to Section 14.02 and Section 14.03.

Section 14.02          Exempted information. The obligations set out in Section 14.01 shall not apply to any information which:

(a)             is public knowledge and readily publicly accessible as of the date of such disclosure;

(b)             becomes public knowledge and readily publicly accessible, other than as a result of a breach of this Article XIV; or

(c)             has been publicly filed with the SEC.

Section 14.03          Permitted Disclosures. The restrictions on disclosing confidential information set out in Section 14.01 shall not apply to the disclosure of confidential information by an Economic Member:

(a)             to any person, with the prior written consent of the Administrative Manager (which may be given or withheld in the Administrative Manager sole discretion);

(b)             if required by law, rule or regulation applicable to the Economic Member (including without limitation disclosure of the tax treatment or consequences thereof), or by any Governmental Entity having jurisdiction over the Economic Member, or if requested by any Governmental Entity having jurisdiction over the Economic Member, but in each case only if the Economic Member (unless restricted by any relevant law or Governmental Entity): (i) provides the Administrative Manager with reasonable advance notice of any such required disclosure; (ii) consults with the Administrative Manager prior to making any disclosure, including in respect of the reasons for and content of the required disclosure; and (iii) takes all reasonable steps permitted by law that are requested by the Administrative Manager to prevent the disclosure of confidential information (including (a) using reasonable endeavors to oppose and prevent the requested disclosure and (b) returning to the Administrative Manager any confidential information held by the Economic Member or any person to whom the Economic Member has disclosed that confidential information in accordance with this Section 14.03(b)); or

(c)             to its trustees, officers, directors, employees, legal advisers, accountants, investment managers, investment advisers and other professional consultants who would customarily have access to such information in the normal course of performing their duties, but subject to the condition that each such person is bound either by professional duties of confidentiality or by an obligation of confidentiality in respect of the use and dissemination of the information no less onerous than this Article XIV.

ARTICLE XV - GENERAL PROVISIONS

Section 15.01          Addresses and Notices.

(a)              Any notice to be served in connection with this Agreement shall be served in writing (which, for the avoidance of doubt, shall include e-mail) and any notice or other correspondence under or in connection with this Agreement shall be delivered to the relevant party at the address given in this Agreement (or, in the case of an Economic Member, in its Form of Adherence) or to such other address as may be notified in writing for the purposes of this Agreement to the party serving the document and that appears in the books and records of the relevant Series. The Company intends to make transmissions by electronic means to ensure prompt receipt and may also publish notices or reports on a secure electronic application to which all Members have access, and any such publication shall constitute a valid method of serving notices under this Agreement.

(b)             Any notice or correspondence shall be deemed to have been served as follows:

(i)                 in the case of hand delivery, on the date of delivery if delivered before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following delivery;

(ii)                in the case of service by U.S. registered mail, on the third Business Day after the day on which it was posted;

(iii)               in the case of email (subject to oral or electronic confirmation of receipt of the email in its entirety), on the date of transmission if transmitted before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following transmission; and

(iv)               in the case of notices published on an electronic application, on the date of publication if published before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following publication.

(c)             In proving service (other than service by e-mail), it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted by registered mail to the place to which it was so addressed.

(d)             Any notice to the Company (including any Series) shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 2.03. The Managing Member and the Officers may rely and shall be protected in relying on any notice or other document from an Economic Member or other Person if believed by it to be genuine.

Section 15.02          Further Action. The parties to this Agreement shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.03          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.04         Integration. This Agreement, together with the applicable Form of Adherence and Asset Management Agreement and any applicable Series Designation, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.05          Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company or any Series.

Section 15.06         Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.07           Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto (which signature may be provided electronically) or, in the case of a Person acquiring a Share, upon acceptance of its Form of Adherence.

Section 15.08           Applicable Law and Jurisdiction.

(a)             This Agreement and the rights of the parties shall be governed by and construed in accordance with the laws of the State of Delaware. Non-contractual obligations (if any) arising out of or in connection with this agreement (including its formation) shall also be governed by the laws of the State of Delaware. The rights and liabilities of the Members in the Company and each Series and as between them shall be determined pursuant to the Delaware Act and this Agreement. To the extent the rights or obligations of any Member are different by reason of any provision of this Agreement than they would otherwise be under the Delaware Act in the absence of any such provision, or even if this Agreement is inconsistent with the Delaware Act, this Agreement shall control, except to the extent the Delaware Act prohibits any particular provision of the Delaware Act to be waived or modified by the Members, in which event any contrary provisions hereof shall be valid to the maximum extent permitted under the Delaware Act.

(b)             Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby, including, without limitation, any suit, action, or proceeding brought under federal securities law, shall be brought in Chancery Court in the State of Delaware and each Member hereby consents to the exclusive jurisdiction of the Chancery Court in the State of Delaware (and of the appropriate appellate courts therefrom) in any suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum; provided, that if the Chancery Court in the State of Delaware shall not have jurisdiction over such matter, then such suit, action or proceeding may be brought in other federal or state courts located in the State of Delaware. Each Member hereby waives the right to commence an action, suit or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby or thereby in any court outside of the Chancery Court in the State of Delaware. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party by written notice pursuant to Section 15.01 will be deemed effective service of process on such party.

(c)             EVERY PARTY TO THIS AGREEMENT AND ANY OTHER PERSON WHO BECOMES A MEMBER OR HAS RIGHTS AS AN ASSIGNEE OF ANY PORTION OF ANY MEMBERS MEMBERSHIP INTEREST HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AS TO ANY MATTER UNDER THIS AGREEMENT OR IN ANY OTHER WAY RELATING TO THE COMPANY OR THE RELATIONS UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, MATTERS ARISING UNDER FEDERAL SECURITIES LAW, OR OTHERWISE AS TO THE COMPANY AS BETWEEN OR AMONG ANY SAID PERSONS.

Section 15.09           Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10           Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGING MEMBER:

StartEngine Assets LLC

By:	/s/ Leon Benrimon
Leon Benrimon
Manager

ADMINISTRATIVE MANAGER:

StartEngine Assets LLC

By:	/s/ Leon Benrimon
Leon Benrimon
Manager

ASSET MANAGER (UNLESS PROVIDED OTHERWISE IN A SERIES DESIGNATION):

StartEngine Assets LLC

By:	/s/ Leon Benrimon
Leon Benrimon
Manager

EXHIBIT A

JOINDER AGREEMENT TO THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF STARTENGINE COLLECTIBLES FUND I LLC

In witness whereof, and in consideration for the terms detailed herein the person named below as Asset Manager (the “Series [X] Asset Manager”) agrees to be joined as a party to the Third Amended and Restated Limited Liability Company Agreement of StartEngine Collectibles Fund I LLC (the “Agreement”) in the capacity of Asset Manager thereunder and to abide to the terms of the Agreement with respect to being appointed as the Asset Manager for Series [X].

By signing below, the Managing Member and Administrative Manager consent to the appointment of the Series [X] Asset Manager as the Asset Manager for Series [X] pursuant to the terms of the Agreement and to the amendment of the Agreement to add the Series [X] Asset Manager as a party thereto.

Series [X] ASSET MANAGER:

By:
Date:

MANAGING MEMBER:

StartEngine Assets, LLC

By:
Leon Benrimon
Manager

Date:

ADMINISTRATIVE MANAGER:

StartEngine Assets, LLC

By:
Leon Benrimon
Manager

Date: